As filed with the Securities and Exchange Commission on October 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Prophase Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	23-2577138
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

626 RXR Plaza, 6th Floor

Uniondale, NY 11556

(516) 989-0763

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ted Karkus

Chief Executive Officer

ProPhase Labs, Inc.

626 RXR Plaza, 6th Floor

Uniondale, NY 11556

(516) 989-0763

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time on a delayed or continuous basis after the effective date of this registration statement, as determined by the seller stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 14 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2025.

PROPHASE LABS, INC.

UP TO 226,310,704 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale from time to time by the selling stockholders named in this prospectus (collectively, the “Selling Stockholders”) of up to 226,310,704 shares of common stock of ProPhase Labs, Inc. (“we,” “us,” “our,” or the “Company”), par value $0.0005 per share (the “Common Stock”), that have been or may be issued by us to the Selling Stockholders pursuant to (i) that certain Securities Purchase Agreement, dated as of July 22, 2025, by and among the Company and the Selling Stockholders (the “Purchase Agreement”); (ii) one or more Senior Secured Convertible Promissory Notes issued by the Company (each, a “Note” and collectively, the “Notes”) in the aggregate original principal amount of $3,750,000; (iii) that certain Common Stock Purchase Warrants issued by the Company to the Selling Stockholders in connection with the Notes (each, a “Warrant” and collectively, the “Warrants”); (iv) that certain Registration Rights Agreement, dated as of July 22, 2025, by and among the Company and the Selling Stockholders (the “Registration Rights Agreement”); (v) that certain Security Agreement, dated as of July 22, 2025, by and among the Company and the Selling Stockholders (the “Security Agreement”); and (vi) that certain Transfer Agent Reservation Letter, by and among the Company and the Selling Stockholders (the “Transfer Agent Reservation Letter”). The Purchase Agreement, Notes, Warrants, RRA, Security Agreement, and the Transfer Agent Reservation Letter are referred to herein collectively as the “Transaction Documents”.

The Purchase Agreement with the Selling Stockholders is for the sale and issuance of an aggregate principal cash investment amount of $3.0 million of 20% Original Issue Discount Senior Secured Convertible Notes and common stock purchase warrants to acquire up to 5,250,000 shares of common stock.

The shares of Common Stock being registered for resale include up to (i) 205,310,704 shares of Common Stock issuable upon (i) conversion of the Notes and (ii) the 21,000,000 shares of Common Stock issuable to the Selling Stockholders upon exercise of the Warrants, in each case issued pursuant to the Purchase Agreement (the “Resale Shares”).

The actual number of shares of our Common Stock that may be issued for resale by the Selling Stockholders upon conversion of the Notes or exercise of the Warrants may vary depending on the market price of our Common Stock, the volume-weighted average price (“VWAP”) calculation, and other terms of the Transaction Documents.

The Notes mature on July 22, 2026, bear interest at 10% per annum on the original principal face amount and provide for other customary terms and covenants. The Notes are not convertible for 4 months after execution and may be prepaid at any time without penalty. Following a four-month waiting period after the original issue date, the Notes become convertible into shares of our common stock and remain convertible until the scheduled maturity date (July 22, 2026), unless earlier terminated in accordance with their terms. The Notes are convertible at a price equal to the lower of (i) 80% of the lowest volume-weighted average price (“VWAP”) for our common stock within the ten (10) trading days immediately preceding the conversion date and (ii) a fixed maximum price of $1.25 per share. The conversion price is also subject to a minimum conversion price (the “Floor Price”), which effectively establishes a set floor below which conversions may not occur. This structure establishes a clearly defined minimum conversion price, functionally a set floor price, intended to limit potential dilution to existing stockholders while preserving flexibility for noteholders to convert under adverse market conditions. If the Company is delisted, the floor price protection terminates.

The Warrants are exercisable at an exercise price of $0.50 per share for a five-year period beginning on July 22, 2025 and ending at 6:00 p.m. Eastern Time on July 22, 2030. The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends, distributions, and certain other corporate events as described in the warrant agreement.

The Notes and the Warrants contain beneficial ownership limitations that prohibit any conversion or exercise, respectively, to the extent that such conversion or exercise would cause the holder, together with its affiliates, to beneficially own more than 4.99% (or 9.99% upon 61 days’ notice) of our outstanding Common Stock. In addition, conversions and exercises are subject to Nasdaq and charter-based limitations, including a 19.99% cap on issuances until stockholder approval is obtained. On September 9, 2025, at a special meeting, our stockholders approved the issuance of shares of common stock in excess of the 19.99% cap set forth in Nasdaq Listing Rule 5635(d), as required under Nasdaq rules. Accordingly, conversions of Notes and exercises of Warrants may result in the issuance of shares in excess of this threshold.

We will not sell or register more than the number of shares set forth above under this prospectus unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”). See “Private Placement Of Securities” for a description of the Transaction Documents and “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are registering the shares for resale by the Selling Stockholders from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

The Selling Stockholders may sell, under this prospectus, up to 226,310,704 shares of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market by the Selling Stockholders and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities.

All of the securities offered in this prospectus by the Selling Stockholders may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Selling Stockholders may still experience a positive rate of return on the securities they acquire due to the price at which they initially purchase the securities.

We are registering the securities for resale pursuant to the Selling Stockholders’ registration rights under the applicable Purchase Agreement and Registration Rights Agreement entered into with the Selling Stockholders. Our registration of the securities covered by this prospectus does not mean that we will issue or sell any securities to the Selling Stockholders under the Transaction Documents or that the Selling Stockholders will offer or sell any of the securities registered for resale.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Common Stock. The Selling Stockholder may offer, sell, or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sales of shares of Common Stock. We provide more information about how the Selling Stockholders may sell the shares of Common Stock in the section titled “Plan of Distribution.”

Our common stock is traded on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC under the symbol “PRPH.” On October 20, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.529 per share.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein, and future filings.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 14 of this prospectus and in the other documents that are incorporated by reference into this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2025.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “ProPhase,” “we,” “us” and “our” refer to ProPhase Labs, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings or otherwise described under “Plan of Distribution.”

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf and filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update, or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of our Common Stock, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, and prospectus supplement, post-effective amendment or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of such prospectus outside the United States.

The Company’s brand and product names contained in this prospectus are trademarks, registered trademarks, or service marks of ProPhase Labs, Inc. or its subsidiaries.

All other trademarks, trade names, and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress, or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any documents incorporated by reference herein) contains statements with respect to us which constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the ‘‘safe harbor’’ created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy, product development strategy, and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein and have filed as exhibits to the registration statement of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

You are cautioned that forward-looking statements are not guarantees of performance and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, achievements or prospects to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to predict.

These factors should not be construed as exhaustive and you should also carefully consider the “Summary of Risk Factors” in our 2024 Annual Report and other Risk Factors and statements we make in our Quarterly Reports, such as Part II. Item 1A. “Risk Factors” of Second Quarter 2025 Quarterly Report, and in our 2024 Annual Report, such as Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report, all of which are incorporated herein by reference, as well as in other documents we file from time to time with the SEC that address additional risks that could cause our actual results to differ from those set forth in any forward-looking statements. Our forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report, and the financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “ProPhase,” “Company,” “we,” “us” or “our” refer to ProPhase Labs, Inc., a Delaware corporation, and its subsidiaries.

Overview

We are a next-generation biotech, genomics and consumer products company. We are also focused on licensing, developing and commercializing novel drugs, dietary supplements, compounds, and diagnostics.

Our wholly-owned subsidiary, ProPhase Diagnostics, Inc., and two indirectly wholly-owned subsidiaries, ProPhase Diagnostics NY, Inc. and ProPhase Diagnostics NJ, Inc., ceased providing COVID-19 diagnostic testing in May 2025. ProPhase Diagnostics NJ, Inc. still leases the laboratory space in Old Bridge, New Jersey. The labs were forced to cease diagnostic testing when medical insurance carriers ceased paying COVID-19 diagnostic testing claims. On September 22, 2025, the three lab entities filed for a Chapter 11 reorganization in United States Bankruptcy Court for the District of New Jersey. On September 30, 2025, the Court granted the motion for joint administration. The bankrupcy filing is the next step in the Company’s legal advisor, Crown Medical Collections, strategic initiative to collect what the Company believes could be tens of millions of dollars in unpaid insurance claims. The Company believes one objective of the bankruptcy filing is to streamline and accelerate recovery of the unpaid insurance claims the Company believes were lawfully owed for approved and completed testing services.

In August 2021, the Company acquired Nebula Genomics, Inc. (“Nebula”), a privately owned personal genomics company, through our wholly-owned subsidiary, ProPhase Precision Medicine Inc. Nebula focuses on genomics sequencing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing can be used to help identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. At this time, the Company is taking steps to grow its genomics businesses while also continuing to explore the potential sole of Nebula.

The Company’s wholly-owned subsidiary, DNA Complete, Inc. (“DNA Complete”), which was formed on September 24, 2024, for the offering of whole genome sequencing and related services. DNA Complete sequences specimens at Nebula as well as at other laboratories. DNA Complete focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, predict disease risk, identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. DNA Complete currently offers DNA Complete’s whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass retail stores and to provide testing for universities conducting genomic research.

The Company’s wholly owned subsidiary, ProPhase BioPharma, Inc. (“PBIO”), was formed in June 2022, for the licensing, development and commercialization of novel drugs, dietary supplements and compounds. Licensed compounds currently include Equivir (a OTC, dietary supplement candidate) and Equivir G (prescription drug (“Rx”) candidate), two broad-based anti-virals, and Linebacker LB-1 and LB-2, two small molecule proviral integration site for moloney murine leukemia virus (“PIM”) kinase inhibitors. The Company also owns the exclusive rights to the BE-Smart™ Esophageal Pre-Cancer Diagnostic Screening test and related intellectual property (“IP”) assets.

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In connection with the activities of PBIO, in January 2023, the Company acquired exclusive rights to BE-Smart™ Esophageal Pre-Cancer Diagnostic Screening test and related IP assets. The BE-Smart™ test is focused on the early detection of esophageal cancer, and is intended to provide health care providers and patients with data to help determine treatment options. The development of these novel drugs and compounds is highly dependent on how each performs during the testing and development stage, the demand for these product and services once entered into the marketplace, our marketing and service capabilities and our ability to comply with applicable regulatory requirements.

The Company also owns a dietary supplements business under the TK Supplements® brand. The TK Supplements® product line includes Legendz XL®, a male sexual enhancement and Triple Edge XL®, an energy and stamina support product.

BE-Smart™ Esophageal Pre-Cancer Diagnostics Screening Test

In March 2023, in connection with the asset acquisition of Stella Diagnostics, Inc., we announced a collaboration for the continued development of our BE-Smart™ Esophageal Pre-Cancer diagnostic screening test. The BE-Smart™ test is designed to detect molecular biomarkers associated with Barrett’s Esophagus and progression to esophageal adenocarcinoma.

On June 17, 2025, we announced the successful completion of a key validation study for the BE-Smart™ molecular diagnostic test. The study demonstrated a technical success rate greater than 95% using esophageal brush cytology samples, confirming the test’s compatibility and reliability with both traditional forceps biopsy and less invasive brush biopsy techniques. Based on these results, we are continuing commercialization of BE-Smart™ as a Laboratory Developed Test (“LDT”) and Research Use Only (“RUO”) product, with steps towards commercialization planned for the first quarter of 2026 and broader insurance-backed commercialization targeted for the third quarter of 2026.These timelines are forward-looking statements and are subject to various risks and uncertainties, including, but not limited to, regulatory developments, payer coverage decisions, and market adoption rates.

On March 31, 2025, the U.S. District Court for the Eastern District of Texas vacated the U.S. Food and Drug Administration’s (“FDA”) Final Rule that would have expanded FDA oversight of LDTs, holding that the agency exceeded its statutory authority. The court remanded the matter to the Department of Health and Human Services for reconsideration. The FDA did not appeal the decision and formally rescinded the rule in August 2025. As a result, the rule is no longer in effect and compliance deadlines are not enforceable. Oversight of LDTs, including BE-Smart™, currently reverts to the existing Clinical Laboratory Improvement Amendments (“CLIA”) framework administered by the Centers for Medicare & Medicaid Services. Future legislative or regulatory action could alter this framework.

As a result certain LDTs, including BE-Smart™, are not currently subject to direct FDA oversight, allowing for a faster market entry while maintaining rigorous internal validation and quality control standards. If new requirements were imposed, we could be required to obtain pre-market clearance or approval before commercialization, which could delay our market entry, increase development and regulatory costs, and potentially require changes to the test.

For the three months ended June 30, 2025 and 2024, we incurred approximately $0 and $200,000, respectively, in general and administrative expenses related to the BE-Smart™ license agreement, as reflected in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). All such expenses were expensed as incurred. No new clinical studies under the BE-Smart™ license agreement were initiated during the three months ended June 30, 2025; however, the validation study, initiated in a prior period, was completed in the quarter.

On August 6, 2025, the United States Patent and Trademark Office issued U.S. Patent No. 12,379,378 B2, covering the BE-Smart™ Esophageal Pre-Cancer Diagnostic Screening Test. This newly issued patent further strengthens our intellectual property position for BE-Smart™ technology and supports our continued efforts to commercialize the test for early detection and risk stratification of Barrett’s esophagus and related esophageal conditions.

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We continue to own the full intellectual property portfolio supporting the BE-Smart™ test, including a foundational patent family covering molecular markers of esophageal disease progression, with issued patents and pending applications expected to provide protection until 2040. We remain positioned to capitalize on favorable regulatory and clinical practice trends supporting minimally invasive screening methods, although there can be no assurance that commercialization will occur within the anticipated timeframe or that adoption will meet our expectations.

Nebula Genomics and DNA Complete

Nebula focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. We currently offer Nebula whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass (“FDM”) retail stores and to provide testing for universities conducting genomic research.

Nebula provides consumers access to affordable and secure whole genome sequencing. It also provides customers with access to over 300 personalized reports based on their genomic profile. These reports are created utilizing the latest scientific research and provide individual genetic commentary on a broad range of traits and characteristics. Customers can access their reports via Nebula’s secure online portal. As new scientific discoveries are made, customers receive new reports, as well as regular updates to their existing reports, through Nebula’s subscription model. In addition to the personalized reports, Nebula provides customers with access to a suite of exploration tools including a gene browser and a gene analysis tool. These tools allow customers to browse their data, search for genetic variants, and analyze their genes.

DNA Complete focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in deoxyribonucleic acid (“DNA”). The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, predict disease risk, identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. We currently offer DNA Complete’s whole genome sequencing products direct-to-consumers online with plans to sell in food, drug and mass (“FDM”) retail stores and to provide testing for universities conducting genomic research. DNA Complete offers three tiers of DNA testing, Essential, Pro, and Elite, which differ in the amount of DNA analyzed (1x whole genome sequencing (“WGS”), 30x WGS, and 100x WGS, respectively), the level of accuracy, the number of reports per month that consumers would receive, and the total of personalized health reports included (more than 175 reports, more than 250 reports, and more than 350 reports, respectively). The DNA Complete tests include the first year of membership. The DNA Complete platform offers both ancestry and personalized health reports covering a number of health dispositions, such as longevity, mental health, cancer, and more. In addition, DNA Complete offers subscription services to ensure ongoing customer engagement by providing regular updates and new insights.

DNA Complete also offers DNA Expand, a platform that allows consumers to upload their DNA data from previous DNA tests obtained from other service providers to discover 50x more data points derived from over 35 million genetic variants, and to obtain in-depth health and wellness reports that are based on the latest scientific discoveries. DNA Expand’s database was created from WGS tests that were obtained from 130 countries and are equivalent to roughly 150 million ancestry single nucleotide polymorphisms based tests.

DNA Complete is not rated by the Better Business Bureau and Nebula Genomics is accredited by the Better Business Bureau (BBB) with a current “B” rating in the DNA Testing / Genetic Testing category. A number of customer inquiries and complaints relating to order fulfillment, billing, and access to results have been reported. Due to a change in sequencing lab, the companies fell behind in sequencing. A new lab has been engaged and the delayed results are in the process of being resolved. DNA Complete continues to strengthen its operations, data security, and customer-service processes to enhance reliability and consumer confidence as it expands its presence in the growing personal genomics market.

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In October 2024, a putative class action lawsuit, Portillo v. Nebula Genomics, Inc., was filed in the U.S. District Court for the Northern District of Illinois under Illinois’s Genetic Information Privacy Act (“GIPA”) alleging that Nebula improperly shared customers’ genetic information with third parties without written consent. The action named Nebula along with Meta Platforms, Google and Microsoft. The dispute was later transferred to the U.S. District Court for the District of Massachusetts in accordance with Nebula’s Terms of Use, which mandated that claims be brought in Massachusetts. The complaint remains at the pleading stage. In addition to the motion to change venue, Nebula filed a motion to dismiss. While the allegations raise reputational and legal risks, no judgment or settlement has been entered and potential liability is not reasonably estimable at this time. Accordingly, management does not consider this litigation to be material to the consolidated financial statements as of the date of this prospectus.

ProPhase BioPharma

We formed PBIO in June 2022 to assist in the licensing, development and commercialization of novel drugs, dietary supplements and compounds. Licensed compounds under development currently include Equivir (a dietary supplement candidate) and Equivir G (prescription drug (“Rx”) candidate), and two broad-based candidates. We also own the exclusive rights to the BE-Smart Esophageal Pre-Cancer Diagnostic Screening test, which is in development as described above, and related intellectual property (“IP”) assets.

Equivir (dietary supplement candidate) and Equivir G (Rx candidate)

We have exclusive worldwide rights to develop and commercialize Equivir (a dietary supplement candidate) and Equivir G (a Rx drug candidate) pursuant to a license agreement with Global BioLife, Inc. (“Global BioLife”).

Equivir is a blend of polyphenols, which are substances found in many nuts, vegetables and berries. The composition is projected to come in capsule form and be taken daily like a multivitamin. The composition is believed to support the human body’s immune function, and improve the quality of lives for users. We plan to commercialize Equivir as a dietary supplement, leveraging our distribution in over 40,000 FDM retail stores and online direct to consumers.

In March 2023, we commenced patient enrollment in a randomized, placebo-controlled clinical trial of Equivir to evaluate its effect in supporting immune system functions. Vedic Lifesciences, a leading clinical research organization, was contracted to run the multi-arm trial. Vedic produced interim results in February of 2024 which showed enough data to continue the trial to completion.

The trial conducted by Vedic in India has been completed and the final statistical analysis report is being compiled. Vedic is currently working with the clinical research organization to finalize results and statistics and provide a final report to the Company, which we expect will occur during the fourth quarter of 2025.

TK Supplements

Our TK Supplements® product line is dedicated to supporting better health, energy and sexual vitality. Each of our herbal supplements is researched to determine the optimum blend of ingredients to ensure our customers receive premium quality products. To achieve this, we formulate with the highest quality ingredients derived from nature and ingredients enhanced by science. Our TK Supplements® product line includes Legendz XL®, a sexual health formula product intended for men, and Triple Edge XL®, an energy and stamina support product.

ProPhase Diagnostics

Our wholly-owned subsidiary, ProPhase Diagnostics, Inc., and two indirectly wholly-owned subsidiaries, ProPhase Diagnostics NY, Inc. and ProPhase Diagnostics NJ, Inc., ceased providing COVID-19 diagnostic testing in May 2025. ProPhase Diagnostics NJ, Inc. still leases the laboratory space in Old Bridge, New Jersey. The labs were forced to cease diagnostic testing when the medical insurance carriers ceased paying COVID-19 diagnostic testing claims. On September 22, 2025, the three lab entities filed for a Chapter 11 reorganization in United States Bankruptcy Court for the District of New Jersey. On September 30, 2025, the Court granted the motion for joint administration. The bankrupcy filing is the next step in the Company’s legal advisor, Crown Medical Collections, strategic initiative to collect what the Company believes could be tens of millions of dollars in unpaid insurance claims. The Company believes one objective of the bankruptcy filing is to streamline and accelerate recovery of the unpaid insurance claims the Company believes were lawfully owed for approved and completed testing services.

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Recent Developments

Charter Amendment

At the Special Meeting of Stockholders held on September 9, 2025, our stockholders approved a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of common stock from 50,000,000 shares to 1,000,000,000 shares. The Certificate of Amendment was filed on September 15, 2025 the Delaware Secretary of State/Division of Corporations and it is effective.

Exploration of Crypto Strategy

On July 21, 2025, the Company announced that its Board authorized the Company’s management to explore a potential digital asset-focused operating company to supplement its existing businesses. At this point in time, this is exploratory in nature and all crypto treasury strategies are being explored. The Company’s Board has also approved the exploration of a strategic treasury initiative involving the acquisition and long-term holding of select digital assets, including Bitcoin. This exploratory initiative represents management’s view that a diversified treasury strategy that includes digital assets may enhance long-term shareholder value. The Company has hired a strategic advisor, but at this time it is still exploratory in nature and the Company may or may not consummate a deal. To date, the Company has not entered into any binding agreements with respect to its exploration of a potential crypto strategy and there can be no assurance that any transaction will occur.

Completion of July 22, 2025 Private Placement

On July 22, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), Convertible Notes, Warrants, Security Agreement, Registration Rights Agreement, and Transfer Agent Reservation Letter with two investors (the “Investors”) for a private placement of 20% OID senior secured convertible notes and warrants.

The material terms of the Securities Purchase Agreement (including the Notes, Warrants, Security Agreement, Registration Rights Agreement, and Transfer Agent Reservation Letter) entered into on July 22, 2025 are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2025, including the exhibits thereto (Exhibits 10.1 through 10.6), which Current Report on Form 8-K and exhibits are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such Form 8-K and the exhibits thereto.

This Form S-1 Registration Statement and the accompanying prospectus register the shares underlying the note conversions and warrant exercises.

Termination of the Keystone Agreement

The Company terminated the Common Stock Purchase Agreement dated January 29, 2025 (the “Keystone Agreement”) between the Company and Keystone Partners, LLC (“Keystone”) for an equity line of credit on August 27, 2025, effective the next trading day, August 28, 2025, pursuant to the terms of the Keystone Agreement dated January 29, 2025. The Keystone Agreement established an equity line of credit facility under which the Company had the right, but not the obligation, to sell shares of its common stock to Keystone up to an aggregate purchase price of approximately $7.7 million. Pursuant to the Keystone Agreement, the Company sold a total of $3,991,042 of shares of common stock (equal to 11,667,176 shares). On October 8, 2025, the Company filed a prospectus supplement terminating the prospectus supplement dated January 30, 2025.

2025 Loan Agreements with Warrants

On June 22, 2025, the Company entered into two identical loan agreements with Ted Karkus, the Company’s Chief Executive Officer and the Chairman of the Board of Directors (the “CEO Loan”), and an unaffiliated investor (the “Unaffiliated Investor Loan”), pursuant to which the Company issued two twelve-month non- convertible promissory notes in the principal amount of $625,000 each. Both loans included an original issuance discount of 125,000 and bear an annual interest rate of 10%.

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The Company received net cash proceeds of $500,000 from the CEO Loan. In connection with the issuance of the CEO Loan, the Company also issued to Ted Karkus 500,000 warrants (the “CEO Warrants”) which vested upon the approval of the Certificate of Amendment by the Company’s stockholders. The CEO Warrants have an exercise price of $0.60 and a term of 5.0 years.

The Unaffiliated Investor Loan was issued as an exchange to the existing 2024 Term Note (see description of the 2024 Term Note, below). No additional cash proceeds were provided. In connection with the issuance of the Unaffiliated Investor Loan, the Company also issued 500,000 unvested warrants (the “Unaffiliated Investor Warrants”) to the Unaffiliated Investor. The Unaffiliated Investor Warrants contain the same terms as the CEO Warrants.

Vesting of the CEO Warrants and the Unaffiliated Investor Warrants was contingent on shareholder approval of the Certificate of Amendment. As a result of the stockholder approval of the Certificate of Amendment, the CEO Warrants and the Unaffiliated Investor Warrants are now fully vested and exercisable in accordance with their terms. The CEO Warrants and the Unaffiliated Investor Warrants have piggyback registration rights with respect to the shares underlying the warrants, permitting inclusion of such shares in any registration statement we subsequently file under the Securities Act (other than on Forms S-4 or S-8), subject to underwriter cutback provisions.

2025 Short-term Loan

On May 22, 2025, the Company entered into a note agreement with an individual investor for cash proceeds of $200,000 (the “May 2025 Note”). The May 2025 Note is due on July 11, 2025 and requires the Company to make a $250,000 balloon payment at the maturity date. During the three months ended June 30, 2025, the Company recognized $46,000 interest expense related to the May 2025 Note in the condensed consolidated statement of operations. The May 2025 Note was subsequently fully paid on July 23, 2025.

ERC Claim and Risk Participation Agreement

In August 2023, the Company filed for the Employee Retention Credit (“ERC”) for $2.2 million. The ERC is a refundable tax credit for businesses that continued to pay employees while sustaining a full or partial suspension of operations limiting commerce, travel or group meetings due to COVID-19 pandemic and orders from an appropriate governmental authority or had significant declines in gross receipts from second quarter of 2020 to second quarter of 2021. The Company sustained a partial suspension of operations during this time due to governmental orders. Eligible employers can claim the ERC on an original or adjusted employment tax return for a period within those dates.

On September 16, 2024 (“Agreement Date”), the Company, as seller, received $1.9 million as a purchase price (the “Purchase Price”) for the sale of the Company’s rights, title and interest per a Risk Participation of ERC Claim Agreement, dated September 13, 2024 (“Agreement”) by and between the Company and 1861 Acquisition LLC (the “Buyer”). The Company also incurred an issuance cost of $154,000.

The Agreement transferred all of the Company’s rights to receive any and all payments, proceeds or distributions of any kind (without set-off, deduction or withholding of any kind), including interest, from the United States Internal Revenue Service (the “IRS”) in respect of the employee retention credits duly and timely claimed by Seller on account of qualified wages paid by Seller and identified as a “Claim for Refund” under Form 941-X Adjusted Employer’s Quarterly Federal Tax Return or Claim for Refund for the second (2nd), third (3rd) and fourth (4th) quarters of 2020, and the first (1st) and second (2nd) quarters of 2021 (the “Tax Refund Claim”) in the aggregate amount of $2.2 million (“Transferred Interests”).

The Company expects the IRS to approve or deny its claim within the 24 months from the Agreement Date. Upon approval and payment of the claim, the Company will settle the outstanding balance in cash to the Buyer. In the event that the IRS disallows all or a portion of the ERC, the Buyer has the demand right to put all or a part of the disallowed portion back to the Company at a price equal to 85% of the impaired amount, plus interest at 10% per annum, calculated from the date of September 13, 2024 until payment is made.

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The Company elected to account for the ERC by analogy to IAS 20 when there was reasonable assurance of receipt, which was determined to be when the approval was received by the IRS. During the 2nd quarter of 2025, the Company received approval for partial refunds from the IRS in the amount of $1.5 million, which was passed through to the Buyer and settled a portion of the ERC note and is included in other income on the condensed consolidated statements of operations. As of June 30, 2025, the remaining outstanding balance under the Agreement was approximately $436,000, which is net of debt discount of $216,000. Upon approval and payment of the remaining claim, the Company will settle the outstanding balance in cash to the Buyer.

Sale of PMI and PREH

On January 16, 2025, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with JL Projects, Inc., a Delaware corporation (“JL Projects”), pursuant to which JL Projects purchased all of the right, title, and interest in and to all of the issued and outstanding shares of capital stock of our wholly-owned subsidiaries, Pharmaloz Manufacturing, Inc. (“PMI”) and Pharmaloz Real Estate Holdings, Inc. (“PREH”). The transaction closed concurrently with the execution of the Stock Purchase Agreement on January 16, 2025.

PMI is in the business of developing, manufacturing, packaging, and warehousing of non-prescription drug and dietary supplement products, including organic and natural cough drops and lozenges, at a facility located at 500 North 15th Avenue, Lebanon, Pennsylvania 17046 (the “Facility”). PREH owned the Facility prior to the consummation of the sale contemplated by the Stock Purchase Agreement.

As part of the transaction, JL Projects provided approximately $2 million in cash payments to the Company and extinguished approximately $10 million of the Company’s debt. Additionally, JL Projects assumed (i) the existing $3.3 million mortgage on PMI’s manufacturing facility, (ii) nearly $2 million in capital leases, and (iii) approximately $3 million in current and accrued payables, and paid down $200,000 on an existing loan from affiliates of JL Projects. The transaction also resulted in the cancellation of approximately $300,000 in accrued interest related to the retired debt. Furthermore, the Company avoided approximately $3 million of upcoming capital expenditures that JL Projects will now be responsible for. The transaction also transferred over $600,000 in employee annual overhead from the Company to PMI.

Secured Promissory Note

On December 19, 2024 (the “Closing Date”), PMI entered into a secured promissory note agreement with an individual investor for cash proceeds of $1.0 million (the “PMI Note”). The PMI Note has an annual interest rate of 15%. The PMI Note is due upon the sale of PMI or 12 months from the Closing Date. On January 16, 2025, the PMI Note was extinguished as a result of the disposal of PMI and PREH. The gain was recognized as part of gain from sale of discontinued operations on the condensed consolidated statement of operations.

Collateralized Loan Agreement

On November 21, 2024 the Company entered into a financing agreement with CJEF Capital Partners PTE Ltd. (“CJEF”), to provide the Company with loan funding to be secured by 6,000,000 shares of common stock (the “Collateralized Loan Agreement”). Funding to be provided in tranches and shall mature 2 years from date of funding. Collateral retained by CJEF will be pledged and utilized to secure each funding and to be retained until all principal and interest have been paid. Interest will accrue on the outstanding principal amount of the Collateralized Loan at 6% per annum (payable semi-annually in advance) and an arranger fee of 5% will be retained by CJEF from Loan proceeds. To date, the Company has been provided funding of $500,000 against the Collateralized Loan agreement, with the entire balance remaining outstanding.

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2024 Term Note Agreement

On October 22, 2024, the Company entered into a term note agreement with an individual investor for cash proceeds of $500,000 (the “2024 Term Note”). The 2024 Term Note has an implicit interest rate of 15%. The 2024 Term Note has a term of 12 months and requires the Company to make interest only monthly payments in the amount of $6,250 with a $506,250 balloon payment at end of term. There are no warrants or convertible features associated with this note. On June 22, 2025, the 2024 Term Note was extinguished and exchanged to a new loan. See description below under 2025 Loan Agreements with Warrants.

Satisfaction of the Nasdaq Listing Rule Deficiency Notice Due to Audit Committee Appointment

On September 23, 2024, we notified the Nasdaq Stock Market LLC (“Nasdaq”) that we were not in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) solely due to a vacancy on the Audit Committee of our board of directors resulting from Eleanor McBrier’s resignation from the board of directors.

On September 26, 2024, we received a notice from Nasdaq indicating that we no longer complied with the audit committee requirements as set forth in Nasdaq Listing Rule 5605 and confirming our opportunity to regain compliance within the cure period provided in Nasdaq Listing Rule 5605(c)(4), which is the earlier of our next annual meeting of stockholders or September 20, 2025, or if the next annual stockholders’ meeting is held before March 19, 2025, then we must evidence compliance no later than March 19, 2025.

On June 23, 2025, the Company informed Nasdaq that on June 20, 2025, the Board appointed Carolina Abenante, Esq. to serve as an independent director to fill the existing vacancy on the Board and that the Board also intends to appoint Ms. Abenante to the Audit Committee effective July 19, 2025, the day following the Company’s 2025 Annual Meeting. In response to the Company’s notification of Ms. Abenante’s appointment to the Board, on June 25, 2025, the Company received a letter from Nasdaq informing the Company that it was now in compliance with Nasdaq Rule 5605(c)(2) and that the matter is now closed.

Extension of Time to Comply with Minimum Bid Price

On December 26, 2024, we received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2).

On May 19, 2025, the Company submitted a request to the Nasdaq for an 180-day extension to regain compliance with the Minimum Bid Price Requirement pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii). On June 25, 2025, the Company received a letter from the Nasdaq Staff advising that the Company had been granted a 180-day extension to December 22, 2025 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

Pursuant to the Extension Notice, the Company has been granted an additional 180 calendar day period, until December 22, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the Company’s Class A ordinary shares must have a closing bid price of at least US$1.00 per share for a minimum of 10 consecutive business days. In the event that compliance cannot be demonstrated by December 22, 2025, the staff of Nasdaq will provide written notification that the Company’s securities will be delisted.

As of the date hereof, the Company has not regained compliance with the Bid Price Requirement. The Company is going to call a Special Shareholder Meeting to obtain approval of a proposal to enable the Company to effect a reverse stock split. At this time, the Company has not determined whether or not the Company is going to do a reverse stock split but prefers to have the option to do so. The crypto treasury strategy initiative may or may not affect the decision to do a reverse stock split. However, there can be no assurance that we will be able to regain compliance. If we fail to regain compliance with the Nasdaq continued listing standards, our common stock will be subject to delisting from the Nasdaq.

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2024 Third Future Receipts Financing and Amendment

On August 1, 2024, we entered into an agreement of sale of future receipts (“Third Future Receipts Financing Agreement”) with RDM Capital Funding (“RDM”) by which RDM purchased from us our future accounts and contract rights arising from the sale of goods or rendition of services to our customers. The purchase price was $500,000, which was paid to us on August 2, 2024, net of $17,500 origination fee. We also incurred $17,500 brokerage fee. The Third Future Receipts Financing Agreement requires 32 weekly payments of $21,094 for a total repayment of $675,000 over the term of the agreement.

On January 21, 2025, the Company entered into another agreement of sale of future receipts (the “Amended RDM Financing Agreement”) with RDM pursuant to which RDM restructured the existing Third Future Receipts Financing Agreement as described the above by amending the outstanding amount to $514,000 for gross proceeds to the Company of $370,000, less origination fees of $18,500 and the outstanding balance under the Third Future Receipts Financing Agreement of $169,000, resulting in net proceeds to the Company of $183,000. The Company also incurred a $20,000 brokerage fee. The Amended RDM Financing Agreement was fully paid in August 2025.

2024 Second Future Receipts Financing and Amendments

On June 27, 2024, the Company entered into an agreement of sale of future receipts (“Second Future Receipts Financing Agreement”) with Slate Advance (“Slate”) by which Slate purchased from the Company, its future accounts and contract rights arising from the sale of goods or rendition of services to the Company’s customers. The purchase price was approximately $1.5 million, which was paid to the Company on June 28, 2024, net of $42,000 origination fee. The Company also incurred $22,000 brokerage fee which was paid subsequently in July 2024. The Second Future Receipts Financing Agreement requires thirty-two weekly payments of $60,718 for a total repayment of approximate $1.9 million over the term of the agreement.

On November 5, 2024, the Company entered into another agreement of sale of future receipts (the “Amended Slate Financing Agreement”) with Slate pursuant to which Slate restructured the existing Second Future Receipts Financing Agreement as described the above by increasing the outstanding amount to $2.1 million for gross proceeds to the Company of $1.5 million, less origination fees of $35,000 and the outstanding balance under the Second Future Receipts Financing Agreement of $1.0 million, resulting in net proceeds to the Company of $527,000. The Amended Second Future Receipts Financing Agreement shall be repaid by the Company in 24 weekly installments of $89,000.

On January 16, 2025, the Company entered into another agreement of sale of future receipts (the “Second Amended Slate Financing Agreement”) with Slate pursuant to which Slate restructured the existing Amended Slate Financing Agreement as described the above by amending the outstanding amount to $1.5 million for gross proceeds to the Company of $1.1 million, less origination fees of $34,500 and the outstanding balance under the Amended Slate Financing Agreement of $1.1 million, resulting in net proceeds to the Company of $59,500. The Second Amended Second Future Receipts Financing Agreement shall be repaid by the Company in 25 weekly installments of $59,500.

On April 9, 2025, the Company entered into another agreement of sale of future receipts (the “Third Amended Slate Financing Agreement”) with Slate pursuant to which Slate restructured the existing Second Amended Slate Financing Agreement as described the above by amending the outstanding amount to $1.5 million for gross proceeds to the Company of $1.1 million, less origination fees of $30,000 and the outstanding balance under the Second Amended Slate Financing Agreement of $722,000, resulting in net proceeds to the Company of $298,000. The Third Amended Second Future Receipts Financing Agreement is required to be repaid by the Company in 25 weekly installments of $59,500.

The Third Amended Slate Financing Agreement was fully paid in August 2025.

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2024 Future Receipts Financing

On February 14, 2024 (the “Commencement Date”), the Company entered into an agreement of sale of future receipts (“Future Receipts Financing Agreement”) with Libertas Funding, LLC (“Libertas”) by which Libertas purchased from the Company, its future accounts and contract rights arising from the sale of goods or rendition of services to the Company’s customers. The purchase price was approximate $2.5 million, which was paid to the Company on February 16, 2024, net of $50,000 origination fee. The Future Receipts Financing Agreement requires twelve equal payments of $247,000 to be paid monthly for a total repayment of approximate $3.0 million (“Future Receipts”) over the term of the agreement. On February 14, 2024, the Company and Libertas executed an addendum to the Future Receipts Financing Agreement, pursuant to which the monthly payment term was revised to be $185,000 for the first two months and $259,000 for the remaining ten months. The Company has the right to pay to end this financing transaction early by repurchasing the Future Receipts sold to Libertas but not yet delivered. The repurchase price is equal to the discount factor ranging between 1.075-1.165 each month following the Commencement Date up to six months. This shall be multiplied by the purchase price unless amounts collected prior to the date in which the repurchase price is paid.

The Future Receipts Financing Agreement was fully paid in August 2025.

2023 Unsecured Promissory Note Payable

On January 26, 2023, the Company issued an unsecured promissory note (the “JXVII Note”) and guaranty for an aggregate principal amount of $7.6 million to JXVII Trust (“JXVII”). The JXVII Note is due and payable on January 27, 2026, the third anniversary of the date on which the JXVII Note was funded (the “Note Closing Date”), and accrues interest at a rate of 10% per year from the Note Closing Date, payable on a quarterly basis, until the JXVII Note is repaid in full. The Company has the right to prepay the JXVII Note at any time after the Note Closing Date and prior to the maturity date without premium or penalty upon providing seven days’ written notice to the note holder. Repayment of the JXVII Note has been guaranteed by the Company’s wholly-owned subsidiary, PMI.

On August 15, 2024, the Company and JXVII entered into an amended and restated unsecured promissory note for the JXVII Note (the “Amended JXVII Note”), increasing the principal amount by $2.4 million to $10.0 million, increasing the interest rate to 15% per annum, and extending the maturity date from January 27, 2026 to August 15, 2027. The Company received $2.3 million cash and exchanged the outstanding interest of $94,000. The amendment was accounted for as a debt modification, and the remaining unamortized debt discount as of the amendment date from the JXVII Note will be amortized over the remaining term of the Amended JXVII Note.

On January 16, 2025 (the “Closing Date”), the Company completed the sale of the Pharmaloz Manufacturing Inc. business and Pharmaloz Real Estate Holdings, Inc. to JL Projects (the “Pharmaloz Sale”). In connection with the Pharmaloz Sale transaction, JL projects assumed the Amended JXVII Note outstanding principal and outstanding interest as of the Closing Date for total amount of $10.3 million, which was recognized as part of gain from sale of discontinued operations on the condensed consolidated statement of operations.

At-the-Market Offering

On October 9, 2025, ProPhase Labs, Inc. (the “Company”) entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with WestPark Capital, Inc. (“Agent”), pursuant to which the Company may offer and sell shares of its common stock, par value $0.0005 per share (“Common Stock”) from time to time through the Agent as the Company’s sales agent.

Pursuant to the Sales Agreement, sales of the Shares, if any, will be made under the Company’s Registration Statement on Form S-3 (File No. 333-283182), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 20, 2024, and the related prospectus and prospectus supplement. The Company may sell the Shares in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Capital Market or any other trading market for the Common Stock. The Agent is entitled to compensation of 3.0% of the gross proceeds from the sales of any Shares pursuant to the Sales Agreement and will be reimbursed for certain expenses.

The Sales Agreement contains customary representations, warranties, and covenants of the Company and the Agent, indemnification and contribution provisions, and conditions precedent to the sale of the Shares pursuant to the Sales Agreement. The Company may terminate the Sales Agreement at any time upon notice to the Agent.

The Company is not obligated to sell any Shares under the Sales Agreement and may at any time suspend sales pursuant to the Sales Agreement upon notice to the Agent and subject to the terms of the Sales Agreement. The Sales Agreement may be terminated by either party at any time upon notice to the other party. The Company and the Agent have made customary representations, warranties and covenants in the Sales Agreement concerning the Company, the Registration Statement and the offering of the Shares.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to the Current Report on Form 8-K, available at https://www.sec.gov/ix?doc=/Archives/edgar/data/868278/000149315225018123/form8-k.htm on EDGAR, and is incorporated herein by reference.

Special Meeting of Stockholders and Preliminary Proxy Statement on Schedule 14A

On October 21, 2025, we filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) for a special meeting of stockholders expected to be held on or about November 21, 2025. The proxy statement seeks stockholder approval of six proposals, including (i) an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio in the range of one-for-two (1-for-2) to one-for-thirty (1-for-10), to be determined at the discretion of our Board of Directors, (ii) authorization for the Board to determine the final ratio and timing of the reverse stock split.

The reverse stock split proposal is intended to increase the per-share market price of our common stock in order to satisfy Nasdaq’s minimum bid-price requirement under Listing Rule 5550(a)(2) and to enhance the marketability of our common stock. The proposals described in the Preliminary Proxy Statement are not yet effective and remain subject to stockholder approval and subsequent implementation by our Board of Directors. The information in this Registration Statement reflects the number of shares of our common stock outstanding on a pre-split basis. If the reverse stock split is implemented prior to the effectiveness of this registration statement, we will file an amendment to reflect the adjusted share numbers and any related changes.

Additional information regarding the reverse stock split and the amendment to our Certificate of Incorporation is contained in our Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 21, 2025, which is incorporated by reference in this registration statement.

Corporate Information

We were initially organized in Nevada in July 1989. Effective June 18, 2015, we changed our state of incorporation from the State of Nevada to the State of Delaware. Our principal executive offices are located at 626 RXR Plaza, 6th Floor, Uniondale, NY 11556 and our telephone number is (516) 989-0763.

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THE OFFERING

Shares of Common Stock Offered by the Selling Stockholders	Up to 226,310,704 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering	41,541,205 shares.

Terms of the Offering	The Selling Stockholders will determine when and how they will dispose of any shares of Common Stock registered under this prospectus for resale.

Plan of Distribution	The shares may be sold by the Selling Stockholders from time to time through brokers or dealers, directly to purchasers, in negotiated transactions, or through any other method described under “Plan of Distribution” in this prospectus.

Use of Proceeds	We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders pursuant to this prospectus. However, we may receive proceeds upon the cash exercise of the Warrants, if and when exercised. In addition, we have previously received net proceeds of approximately $2,751,343.20 in connection with the private placement of the convertible Notes and Warrants to the Selling Stockholders. We intend to use the net proceeds from the private placement for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services, genomics, consumer products industry and the repayment of debt. We may also use such proceeds to continue to explore and develop our potential crypto treasury strategy. See “Use of Proceeds” on page S-23 of this prospectus.

Dividend Policy	We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant

Risk Factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-14 of this prospectus and in the documents incorporated by reference into this prospectus including our Annual Report on Form 10-K for the year ended December 31, 2024.

Nasdaq Capital Market Symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PRPH.”

The number of shares of our common stock to be outstanding after this offering is based on 41,541,205 shares of common stock outstanding as of October 20, 2025 and excludes the following:

●	6,803,750 shares of common stock issuable upon the exercise of stock options outstanding under our equity compensation plans and inducement stock option awards, with a weighted-average exercise price of $3.60 per share;

●	9,505,775 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $0.88 per share;

●	607,035 shares of common stock reserved for future issuance under our 2025 Equity Compensation Plan (the “2025 Plan”); and

●	300,000 shares of common stock reserved for future issuance under our 2025 Directors’ Equity Compensation Plan (the “2025 Directors’ Plan”).

●	56,577,676 shares of common stock for conversion of two July 22, 2025 convertible notes and the exercise of warrants

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RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended (the “Form 10-K”), our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, any subsequently filed Quarterly Report on Form 10-Q and in other documents that we subsequently file with the SEC, all of which are incorporated by reference herein. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and to our securities, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to This Offering

We cannot predict the actual number of shares that may be issued upon conversion of the Notes or upon exercise of the Warrants, or the resulting dilution to you; and we may not receive the full proceeds anticipated from this financing.

Conversions of the Convertible Notes and exercises of the Warrants depend on contractual terms set forth in the Notes and Warrants agreements, including conversion price formulas, beneficial ownership limitations, Nasdaq issuance limits, and timing restrictions.

As a result, we may issue to the Selling Stockholders all, some, or none of the shares offered in this prospectus; some or all of the Notes and Warrants may convert or be exercised, and we cannot predict the number of shares we may issue, the price per share, the timing of sales and issuances, or the aggregate proceeds, if any. If we are unable to convert the Notes or have the Warrants exercised, we may be required to seek alternative financing on less favorable terms.

Investors who buy shares from the Selling Stockholders at different times will likely pay different prices.

Investors who purchase shares from the Selling Stockholders pursuant to this prospectus at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. The Selling Stockholders will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold under this prospectus. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders as a result of sales made at prices lower than the prices they paid.

Issuances upon conversion of the Notes or exercise of the Warrants will cause dilution, and the resales of shares issued upon the Notes will dilute you without providing us cash proceeds.

Any shares we issue to the Selling Stockholders will increase the number of outstanding shares and dilute existing stockholders. In addition, the issuance of shares upon conversion of the Notes will result in dilution with no corresponding cash proceeds to us. Shares issued upon exercise of the Warrants will result in dilution but may provide cash proceeds to us, unless the Warrants are exercised on a cashless basis under the limited circumstances described therein.

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The number of shares of common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of our common stock, or the availability of shares for resale in the open market by the Selling Stockholders, will decrease the per share trading price of our common stock. The issuance or resale of a substantial number of shares of our common stock in the public market, or the perception that such resales might occur, could adversely affect the per share trading price of our common stock.

Sales by the Selling Stockholders of shares of Common Stock pursuant to this prospectus may dilute your ownership and may occur at prices lower than prior or future prices.

Sales of shares of our Common Stock by the Selling Stockholders under this prospectus will result in dilution of your ownership interest. These sales may be made from time to time at prevailing market prices at the time of each sale, which may fluctuate and could be lower than the price paid by other investors in the past or in the future. As a result, investors may experience dilution and the value of their investment may decrease if shares are sold at prices below their purchase price. In addition, the resale of shares at market prices may occur at times when our stock price is particularly volatile or depressed, further increasing the risk of dilution to existing shareholders.

Any resales by the Selling Stockholders could exert downward pressure on our stock price.

Convertible Notes provide a variable conversion price based on a discount to the volume-weighted average price (VWAP) of our Common Stock during a specified period prior to conversion. Actual or anticipated resales—especially during or after conversions or exercises—could depress the market price of our Common Stock and increase volatility.

The beneficial ownership limitation may materially limit our ability to issue shares of Common Stock.

The Convertible Notes and the Warrants contain beneficial ownership limitations that prohibit any conversion or exercise, respectively, to the extent that such conversion or exercise would cause the holder, together with its affiliates, to beneficially own more than 4.99% (or 9.99% upon 61 days’ notice) of our outstanding Common Stock. These restrictions may prevent us from issuing some or all of the Resale Shares.

We will receive proceeds only from our initial sales of the Convertible Notes and Warrants to the Selling Stockholders, or from any cash exercise of the Warrants by the Selling Stockholders, if any; the Selling Stockholders’ resales provide us no proceeds.

We will not receive any proceeds from resales of shares of Common Stock by the Selling Stockholders. Proceeds, if any, are generated only from our initial sales of the Convertible Notes and Warrants to the Selling Stockholders under the Purchase Agreement and from the exercise of the Warrants, to the extent that such Warrants are exercised for cash.

Our ability to convert the Notes and exercise the Warrants depends on satisfying ongoing conditions; any suspension or ineffectiveness of the Registration Statement, trading halts, delisting or other events could prevent or delay conversion or exercises.

Conversions and exercises are conditioned on, among other things, the Registration Statement being effective and available for use, our Common Stock being DWAC-eligible and trading on our principal market without suspension, and the absence of certain adverse events, including events of default or other disqualifying conditions. If these conditions are not met, or if we are in a blackout, possess material non-public information, or are otherwise unable to process a conversion or exercise notice, we may be unable to issue shares upon conversion of the Notes or exercise of the Warrants.

We may need to file additional registration statements to fully cover the shares issuable upon conversion of the Notes or exercise of the Warrants, which we may be unable to have declared effective on a timely basis or at all.

This prospectus registers only the shares identified herein. If market prices decline or we otherwise require more registered shares to satisfy conversions of the Notes or exercises of the Warrants, we will need to file one or more additional registration statements and have them declared effective before issuing any such additional shares to the Selling Stockholder. We may be unable to do so on a timely basis, or at all.

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Future issuances and/or resales pursuant to this prospectus, or the perception that such sales may occur, could depress our stock price and impair our ability to raise additional capital.

Actual conversions of the Notes or exercises of the Warrants, and resales of the resulting shares by the Selling Stockholders, could increase the public float, place downward pressure on our stock price, and make future equity or equity-linked financings more difficult or more dilutive.

Market conditions, the conversion price mechanics under the Notes and Warrants, and other contractual limitations may materially constrain the size and timing of resales of shares issued upon conversion or exercise.

Although there are no per-notice trading limits, certain provisions such as the beneficial ownership limitation may limit the number of shares we can issue for resell.

If we do not maintain our Nasdaq listing or if trading in our Common Stock is halted, it could materially impact our ability to satisfy conversion or exercise requests.

Delisting from, or suspension of trading on, our principal market would constitute an Event of Default under the Notes, which could trigger the holders’ right to demand repayment in cash and materially limit our ability to issue shares upon conversion. In addition, under the Warrants, we are required to deliver freely tradeable shares upon exercise, and if no registration statement is effective and Rule 144 is unavailable, the Warrants may only be exercised on a cashless basis. These limitations could delay or prevent the issuance of shares upon exercise of the Warrants. If the Company is delisted, the floor price protection also terminates.

We have broad discretion in the use of proceeds from the initial sales of the Convertible Notes and Warrants to the Selling Stockholders and from any cash exercise of the Warrants by the Selling Stockholders, if any, and investors may not agree with how we use them.

Our management will have significant discretion over the use of the proceeds we received from the initial sales of the Convertible Notes and Warrants to the Selling Stockholders, as well as over any proceeds we may receive from the cash exercise of the Warrants, and may deploy them in ways with which you may disagree or that do not improve our results of operations or stock price. See “Use of Proceeds.”

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Risks Related to Investing in our Common Stock

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our Common Stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the Selling Stockholders sell shares of our Common Stock pursuant to this prospectus, the market price of our Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

Any market activity involving short selling or other market making activities could result in negative impact to the market price for our Common Stock.

Short selling is a method used to capitalize on an expected decline in the market price of a security and could depress the price of our Common Stock, which could further increase the potential for future short sales. Sales of our Common Stock issued upon conversion of the Notes or exercise of the Warrants could encourage short sales by market participants, which could create negative market momentum. Continued short selling may bring about a temporary, or possibly long term, decline in the market price of our Common Stock. The Company cannot predict the size of future issuances or sales of Common Stock or the effect, if any, that future issuances and sales of Common Stock will have on its market price or the activities of short sellers. Sales involving significant amounts of Common Stock, including issuances made in the ordinary course of the Company’s business or pursuant to the Transaction Documents, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of the Common Stock.

Our shares of Common Stock could be delisted from the Nasdaq Capital Market which could result in, among other things, a decline in the price of our Common Stock and less liquidity for holders of shares of our Common stock.

Our common stock is listed on The Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The Nasdaq Capital Market. If we fail to maintain compliance with all applicable continued listing requirements for The Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the share price and market liquidity of our common stock, our ability to obtain financing and /or our ability to repay debt and fund our operations.

On December 26, 2024, we received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2). The Company had an initial 180-day compliance period, during which it did not achieve compliance with the Minimum Bid Price Requirement.

On May 19, 2025, the Company submitted a request to the Nasdaq for an 180-day extension to regain compliance with the Minimum Bid Price Requirement pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii). On June 25, 2025, the Company received a letter from the Nasdaq Staff advising that the Company had been granted a 180-day extension to December 22, 2025 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

Pursuant to the Extension Notice, the Company was granted an additional 180 calendar day period, until December 22, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the Company’s common stocks must have a closing bid price of at least US$1.00 per share for a minimum of 10 consecutive business days.

As of the date hereof, the Company has not regained compliance with the Bid Price Requirement. The Company intends to monitor the closing bid price of its common shares between now and December 22, 2025, and is considering its options to regain compliance with the Bid Price Requirement. However, there can be no assurance that we will be able to regain compliance.

The Company is going to call a Special Shareholder Meeting to obtain approval of a proposal to enable the Company to effect a reverse stock split. At this time, the Company has not determined whether or not the Company is going to do a reverse stock split but prefers to have the option to do so. The crypto treasury strategy initiative may or may not affect the decision to do a reverse stock split.

If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from the Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system

If we do not regain compliance with the Bid Price Requirement by December 22, 2025, the Staff will provide a Staff Delisting Determination, written notification to us that shares of our Common Stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. There can be no assurance that any appeal to the Nasdaq Hearing Panel will be successful or that we will otherwise maintain compliance with any of the other Nasdaq listing requirements.

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Recent amendments to Nasdaq rules now state that a timely request for a hearing will not stay the suspension of the securities from trading pending the issuance of a written Panel Decision when the Staff Delisting Determination is related to a Company afforded the second 180-day compliance period described in Rule 5810(c)(3)(A)(ii) that failed to regain compliance with the Minimum Bid Price requirement during that period. Pursuant to Rule 5810(c)(3)(A), a Company achieves compliance with the minimum bid price requirement by meeting the applicable standard for a minimum of 10 consecutive business days, unless Staff exercises its discretion to extend this 10-day period as discussed in Rule 5810(c)(3)(H). In each case, the Company’s securities will be immediately suspended from trading on the Nasdaq and move to the OTC and will remain suspended unless the Panel Decision issued after the hearing determines to reinstate the securities.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by selling preferred stock or obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Future sales of a significant number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile.

A substantial number of shares of common stock will be available for issuance under the Sales Agreement and this Registration Statement and we cannot predict if and when these shares of common stock will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock. In addition, a substantial number of shares of our common stock may be issued pursuant to the exercise of currently outstanding options and warrants and the conversion of the Notes. We cannot predict if and when such options and warrants may be exercised or such Notes may be converted and when any shares of common stock acquired upon such exercises or conversions may be sold. Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities.

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Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you pay for such securities.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates the timing and our ability to implement our business strategy or changes in securities analysts’ recommendations, any of which could cause the price of our common stock to fluctuate substantially. In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common Stock may also lead to de-listing of our common Stock.

In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Management will have broad discretion as to the use of proceeds from the initial sales of the Convertible Notes and Warrants to the Selling Stockholders and from any cash exercise of the Warrants by the Selling Stockholders, if any, and may not use them effectively.

Our management will have broad discretion as to the application of the net proceeds from the initial sales of the Convertible Notes and Warrants to the Selling Stockholders and from any cash exercise of the Warrants by the Selling Stockholders, if any, and our stockholders will not have the opportunity as part of their investment decisions to assess whether such proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds.

Risks Related to Legal Proceedings

From time to time, we are, and may in the future be, subject to class action or other litigation arising in the ordinary course of our business. One of our subsidiaries, Nebula Genomics, Inc., is currently involved in a class action lawsuit that, based on our review of the facts and circumstances, we believe is not material to our financial condition or operations. However, litigation is inherently unpredictable, and the outcome of any such action is subject to significant uncertainties. An adverse judgment, settlement, or protracted legal proceedings could result in substantial costs, require significant management attention, or negatively impact our reputation, regardless of the ultimate outcome or our current assessment of materiality. There is no assurance that this matter or other litigation that may arise will not have a material adverse effect on our business, results of operations, or financial condition in the future.

In October 2024, a putative class action lawsuit, Portillo v. Nebula Genomics, Inc., was filed in the U.S. District Court for the Northern District of Illinois under Illinois’s Genetic Information Privacy Act (“GIPA”) alleging that Nebula improperly shared customers’ genetic information with third parties without written consent. The action named Nebula along with Meta Platforms, Google and Microsoft. The dispute was later transferred to the U.S. District Court for the District of Massachusetts in accordance with Nebula’s Terms of Use, which mandated that claims be brought in Massachusetts. The complaint remains at the pleading stage. In addition to the motion to change venue, Nebula filed a motion to dismiss. While the allegations raise reputational and legal risks, no judgment or settlement has been entered and potential liability is not reasonably estimable at this time. Accordingly, management does not consider this litigation to be material to the consolidated financial statements as of the date of this prospectus.

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Risks Related to Consumer Complaints

DNA Complete is not rated by the Better Business Bureau and Nebula Genomics is accredited by the Better Business Bureau (BBB) with a current “B” rating in the DNA Testing / Genetic Testing category. A number of customer inquiries and complaints relating to order fulfillment, billing, and access to results have been reported. Due to a change in sequencing lab, the companies fell behind in sequencing. A new lab has been engaged and the delayed results are in the process of being resolved. DNA Complete continues to strengthen its operations, data security, and customer-service processes to enhance reliability and consumer confidence as it expands its presence in the growing personal genomics market. Although we believe most such matters have been addressed or resolved, any recurrence of consumer complaints, deterioration of our BBB rating, or negative media or social-media coverage could harm public perception of our products, reduce demand for our genetic-testing services, and expose us to regulatory scrutiny, increased customer-service costs, or potential liability. Because our genetic-testing activities involve health-related data and consumer trust is a significant factor in purchasing decisions, reputational damage in this segment could materially and adversely affect our brand value, business operations, financial condition, and results of operations.

Risks Related to Our Potential Involvement with a Crypto Treasury Strategy

Our potential involvement with cryptocurrencies and digital assets could expose us to substantial volatility and financial losses.

If we allocate a portion of our corporate treasury to cryptocurrencies or related digital assets, we will be subject to extreme price volatility and potential illiquidity in the digital asset markets. The trading prices of cryptocurrencies have historically experienced wide fluctuations in response to global economic conditions, market sentiment, regulatory developments, technology changes, and other factors beyond our control. As a result, the value of any digital assets we may hold could decline rapidly and unpredictably, and we could incur significant losses. There can be no assurance that the value of such assets will recover after any downturn.

The regulatory environment for cryptocurrencies remains uncertain and is developing and could increase our compliance costs or restrict our activities.

The regulatory framework governing cryptocurrencies and digital assets is rapidly evolving and subject to significant uncertainty at the federal, state, and international levels. Future legislative, regulatory, or policy changes may adversely affect our ability to acquire, hold, safeguard, or use cryptocurrencies. These changes could impose new or heightened compliance, reporting, accounting, or tax obligations, and we may face enforcement actions, examinations, or investigations relating to our digital asset activities. Any such developments could result in significant costs, consume management resources, and adversely affect our operations and financial performance.

Digital asset holdings may be subject to loss, theft, or compromise due to cybersecurity incidents or operational failures.

Cryptocurrencies and other digital assets are susceptible to risks of hacking, theft, fraud, and technological vulnerabilities. Whether held directly or through third-party custodians, such assets may be irretrievably lost in the event of a cyber-attack, security breach, systems failure, or human error. Unlike traditional financial assets, digital assets are often not insured, and remedies may be limited or unavailable. A loss of some or all of our digital assets could materially harm our financial condition and damage our reputation.

Managing a digital asset treasury strategy may divert resources and require specialized expertise.

Participation in digital asset markets may require technical capabilities, compliance procedures, and risk management practices that differ from our core operations. Implementing and overseeing such a strategy could divert management’s attention from other priorities and require the engagement of personnel or third-party service providers with specialized knowledge. If we are unable to effectively manage these demands, we could be exposed to operational inefficiencies, financial risks, and other adverse consequences.

Our stock price may experience increased volatility as a result of crypto-related activities.

Public companies that engage in digital asset activities have often experienced greater stock price volatility unrelated to their underlying business performance. Investor perceptions, positive or negative, regarding our involvement with cryptocurrencies could contribute to significant fluctuations in the trading price of our common stock. Even limited or preliminary crypto-related initiatives could amplify volatility, potentially leading to declines in market value and shareholder returns.

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Risks Related to Governmental and Regulatory Matters

A prolonged U.S. federal government shutdown could materially and adversely affect our business, operations, and legal proceedings.

Any disruption in the operations of the U.S. federal government, including a temporary or prolonged shutdown resulting from the failure of Congress to enact appropriations bills or raise the federal debt ceiling, could materially and adversely affect our business, operations, financial condition, and legal matters. A federal government shutdown may result in the furlough of federal employees, reduced availability of government services, and suspension or delay of activities by key agencies that regulate, fund, or interact with our business, including the U.S. Securities and Exchange Commission (“SEC”), the U.S. Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”), and the U.S. Patent and Trademark Office (“USPTO”). During such periods, review and approval of our filings, applications, and submissions could be delayed, and we may be unable to access or rely upon certain government data or systems.

In addition, the Administrative Office of the U.S. Courts and federal judiciary operations rely on appropriated funds and fee-based reserves that may be exhausted in the event of an extended shutdown. If federal court funding lapses or is limited to “essential” functions only, civil litigation, bankruptcy proceedings, and regulatory enforcement actions involving us or our affiliates could be postponed or suspended. Any such delay could impede our ability to resolve disputes, enforce contractual rights, or obtain timely judicial relief, which may have a material adverse effect on our financial position or prospects.

Even the threat of a government shutdown or prolonged budget negotiation uncertainty may adversely affect the broader U.S. economy, investor confidence, and capital markets. Such conditions could negatively impact our access to financing, timing of capital-raising transactions, and the liquidity or trading volume of our securities. Accordingly, a federal government shutdown or uncertainty regarding the continuity of government operations could have a material adverse effect on our business, results of operations, and stock price.

A federal government shutdown or lapse in federal court funding could delay or disrupt our regulatory, legal, and financing activities, including the Crown Medical Collections bankruptcy proceedings, and materially adversely affect our operations and financial condition.

A prolonged or repeated shutdown could also impact our ongoing legal proceedings, including the Crown Medical Collections bankruptcy case, which is being adjudicated in federal bankruptcy court. The U.S. Bankruptcy Courts, along with other components of the federal judiciary, rely on congressionally appropriated funds and fee-based reserves that may be depleted or limited during a shutdown. In the event of a funding lapse, federal courts may restrict operations to “essential” matters only, postpone hearings, or suspend non-emergency cases. Any such delay in the Crown Medical Collections proceeding could impede our ability to recover amounts owed, implement a restructuring plan, or realize expected value from related receivables or litigation assets. These outcomes could adversely affect our liquidity, timing of recoveries, and consolidated financial results.

Federal Budget and Debt-Ceiling Disputes May Adversely Affect Capital Markets and Our Financing Activities.

Moreover, the uncertainty surrounding government funding debates and debt-ceiling negotiations can negatively affect market conditions, investor sentiment, and the liquidity of small-cap and microcap issuers such as ours. If market volatility or trading disruptions were to occur during a shutdown, our ability to execute at-the-market offerings or other financing transactions under our effective shelf registration statement could be materially impaired.

Accordingly, any federal government shutdown, lapse in federal court funding, or protracted budget impasse could materially and adversely affect our regulatory compliance, financing capabilities, litigation outcomes, and overall financial condition.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

PRIVATE PLACEMENT OF SECURITIES

On July 22, 2025, ProPhase Labs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), Convertible Notes (the “Notes”), Warrants (the “Warrants”), Security Agreement (the “Security Agreement”), Registration Rights Agreement (the “Registration Rights Agreement”), and Transfer Agent Reservation Letter (the “Transfer Agent Reservation Letter”) with two investors (the “Investors” or “Security Stockholders”) for a private placement of senior secured convertible notes (the “Notes”) and warrants (the “Warrants”). To protect the interests of the Company and its shareholders, the Company reserved the right to prepay the loan at any time without penalty.

The Purchase Agreement with the two Investors is for the sale and issuance of an aggregate principal cash investment amount of $3,000,000 of 20% Original Issue Discount Senior Secured Convertible Notes and Common Stock purchase warrants to acquire up to 5,250,000 shares of Common Stock. After the OID, the two Notes have a combined principal face amount of $3,750,000. After repayment of certain obligations from the flow of funds, net proceeds to the Company were $2,251,343.20 from the lead investor and $500,000 from the second investor.

The Notes mature on July 22, 2026, bear interest at 10% per annum on the original principal face amount and provide for other customary terms and covenants. The Notes are not convertible for 4 months after execution and may be prepaid at any time without penalty. Following a four-month waiting period after the original issue date, the Notes become convertible into shares of our common stock and remain convertible until the scheduled maturity date (July 22, 2026), unless earlier terminated in accordance with their terms. The Notes are convertible at a price equal to the lower of (i) 80% of the lowest volume-weighted average price (“VWAP”) for our common stock within the ten days immediately preceding the conversion date and (ii) a fixed maximum price of $1.25 per share. The conversion price is also subject to a minimum conversion price (the “Floor Price”), which effectively establishes a set floor below which conversions may not occur. This structure establishes a clearly defined minimum conversion price, functionally a set floor price, intended to limit potential dilution to existing stockholders while preserving flexibility for noteholders to convert under adverse market conditions. In the event that the Company is delisted, the floor price protection terminates.

The Warrants are exercisable at an exercise price of $0.50 per share for a five-year period beginning on July 22, 2025 and ending at 6:00 p.m. Eastern Time on July 22, 2030. The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends, distributions, and certain other corporate events as described in the warrant agreement.

Subject to the satisfaction of customary conditions, including, without limitation, the effectiveness of the registration statement of which this prospectus forms a part (the “Registration Statement”) for the resale of the shares issuable upon conversion of the Notes and exercise of the Warrants, the Company’s obligation to issue shares under the Purchase Agreement, shall commence and remain in effect for so long as the Notes remain convertible and the Warrants exercisable in accordance with their respective terms (the “Commitment Period”)

During the Commitment Period, and subject to the terms and conditions of the Notes and Warrants, holders may deliver notices to convert the Notes or exercise the Warrants, as applicable, from time to time.

With respect to the Notes, a holder may, at any time on or after the Convertibility Date (as defined in the Notes), submit a Conversion Notice electing to convert all or a portion of the outstanding principal and accrued interest into shares of Common Stock at the Conversion Price. With respect to the Warrants, the holder may deliver an Exercise Notice at any time during the Exercise Period (as defined in the Warrants) to purchase shares of Common Stock at the Exercise Price.

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The Company’s obligation under any single conversion or exercise notice is subject to the limitations set forth in the Purchase Agreement, and additional conditions including that the Registration Statement is effective and available for use and that trading in the Common Stock has not been suspended.

No Notes conversion or Warrant exercise may be effected to the extent it would result in an Investor (together with its Affiliates and Attribution Parties) beneficially owning more than 4.99% of the outstanding Common Stock (which such Investor may increase to 9.99% upon 61 days’ prior written notice to the Company). In addition, conversions and exercises are subject to Nasdaq and charter-based limitations, including a 19.99% cap on issuances until stockholder approval is obtained. On September 9, 2025, at a special meeting, our stockholders approved the issuance of shares of common stock in excess of the 19.99% cap set forth in Nasdaq Listing Rule 5635(d), as required under Nasdaq rules. Accordingly, conversions of Notes and exercises of Warrants may result in the issuance of shares in excess of this threshold.

The Purchase Agreement may be terminated by an Investor, solely with respect to its own obligations, if the Closing has not been consummated within five business days of its execution, by written notice to the other parties, in accordance with the terms of the Purchase Agreement. Such termination does not affect any party’s right to sue for breach, as further described therein.

The shares of Common Stock being registered for resale pursuant to this Registration Statement consist of shares issuable upon the conversion of the Notes and the exercise of the Warrants issued under the Purchase Agreement, each subject to the terms and conditions set forth in the Purchase Agreement, Notes, and Warrants. All such shares are fully earned as of July 22, 2025 and are included for resale pursuant to this Registration Statement, in each case subject to the beneficial ownership limitation and the 19.99% cap pending stockholder approval. On September 9, 2025, at a special meeting, our stockholders approved the issuance of shares of common stock in excess of the 19.99% cap set forth in Nasdaq Listing Rule 5635(d), as required under Nasdaq rules. Accordingly, conversions of Notes and exercises of Warrants may result in the issuance of shares in excess of this threshold.

Concurrently with the Purchase Agreement, the Company entered into the Registration Rights Agreement, pursuant to which the Company is required to file and maintain a registration statement with the Securities and Exchange Commission (the “SEC”) for the resale of the shares of our common stock issuable upon conversion of the Notes or exercise of the Warrants. We are required to file the registration statement within a specified period following the closing of the offering and to use commercially reasonable best efforts to have the registration statement declared effective by the SEC as promptly as practicable after filing. We are also required to keep the registration statement continuously effective until all registrable securities covered by the registration statement have been sold or may be sold without restriction under Rule 144 under the Securities Act.

Pursuant to the Security Agreement executed by the Company, certain of its subsidiaries, and the Investors, the Company granted the Investors as security for the Notes, a first priority lien on substantially all of its assets and the assets of certain of its subsidiaries.

Effect of Sales of our Common Stock Issuable upon Conversion of the Notes and Exercise of the Warrants on our Stockholders

The Common Stock being registered for resale in this offering may be issued by us from time to time upon conversion of the Notes or exercise of the Warrants by the Selling Stockholders, subject to the terms described above. The resale by the Selling Stockholders of a significant quantity of shares registered for resale at any given time, or the perception that such sales may occur, could cause the market price of our Common Stock to decline and to be volatile. After acquiring any such shares upon conversion or exercise, the Selling Stockholders may resell all, some or none of those shares at any time and at varying prices. As a result, investors who purchase Common Stock from the Selling Stockholders at different times will likely pay different prices and may experience different levels of dilution and different investment outcomes. See “Risk Factors - Risks Related to This Offering” for a description of potential risks and limitations associated with these provisions.

As of the date of this prospectus it is not possible to predict the number of shares that will ultimately be issued upon conversion of the Notes or exercise of the Warrants, the prices at which such shares will be resold by the Selling Stockholders, or the actual gross proceeds the Selling Stockholders may receive.

We are registering 226,310,704 shares for resale under this prospectus, which equals the Required Registration Amount (as defined in the Registration Rights Agreement), representing the shares issuable upon conversion of the Notes and exercise of the Warrants. If it becomes necessary to issue and register additional shares beyond those currently being registered hereunder in order to satisfy our obligations under the Purchase Agreement, we must first file one or more additional registration statements, which must be declared effective by the SEC before we may register such additional shares.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders pursuant to this prospectus. However, we may receive proceeds upon the cash exercise of the Warrants, if and when exercised. If all Warrants are exercised in full for cash, we would receive gross proceeds of approximately $2,625,000. In addition, in connection with the private placement of the Notes and Warrants on July 22, 2025, we received approximately $2,751,343.20 in net proceeds from the private placement of the Notes and Warrants described in this prospectus. The gross investment amount was $3,000,000, reflecting an original issue discount and other transaction-related deductions.

We intend to use the net proceeds from the private placement, and any proceeds received from the exercise of the Warrants, for, but not limited to, working capital and general corporate purposes, which may include capital expenditures, repayment of debt, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services, genomics and consumer products industry, and as otherwise described in the Purchase Agreement. We may also use such proceeds to continue to explore and develop our potential crypto treasury strategy.

Our management will retain broad discretion in the allocation and use of the aforementioned net proceeds, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending our use of the net proceeds, we intend to maintain them as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by them in disposing of its shares of Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Stockholders under this prospectus.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma as adjusted basis to reflect the issuance 226,310,704 shares of our common stock issuable upon conversion of the Notes and exercise of the Warrants being registered for resale pursuant to this prospectus, after deducting, in each case, commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are incorporated by reference in this prospectus, and our consolidated financial statements and related notes incorporated by reference herein.

	As of June 30, 2025
(amounts in dollars and in thousands, except share and per share amounts)	Actual	Pro Forma (unaudited)	Pro Forma, As Adjusted

Cash and cash equivalents	$169	$2,920	$5,545

Current liabilities (1)	25,626	29,376	29,376
Non-current liabilities	4,979	4,979	4,979
Total liabilities	30,605	34,355	34,355

Stockholders’ equity:

Common stock, $0.0005 par value, 1,000,000,000 shares authorized; 41,541,205 shares issued and outstanding (actual); 267,851,909 shares issued and outstanding (as-adjusted);	29	132	142
Additional paid-in capital	120,145	123,792	134,282
Treasury stock, at cost, 8,692,005 shares (actual and as-adjusted)	(49,643)	(49,643)	(49,643)
Accumulated deficit	(58,899)	(58,899)	(58,899)
Accumulated other comprehensive loss	(196)	(196)	(196)
Total stockholders’ equity	11,436	15,186	25,686
Total capitalization	42,041	49,541	60,041

(1) Reflects the aggregate principal amount of the notes without reflecting debt discount or issuance costs that we are required to recognize.

The above table and discussion excludes the following:

●	6,803,750 shares of common stock issuable upon the exercise of stock options outstanding under our equity compensation plans and inducement stock option awards, with a weighted-average exercise price of $ 3.60 per share;

●	9,515,775 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $0.88 per share;

●	607,035 shares of common stock reserved for future issuance under our 2025 Equity Compensation Plan (the “2025 Plan”); and

●	300,000 shares of common stock reserved for future issuance under our 2025 Directors’ Equity Compensation Plan (the “2025 Directors’ Plan”).

●	56,577,676 shares of common stock for conversion of two July 22, 2025 convertible notes and the exercise of warrants

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DILUTION

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of their shares.

However, we may receive proceeds from the exercise of certain outstanding warrants if those warrants are exercised for cash. If all such warrants were exercised for cash in full, we would receive gross proceeds of approximately $2,625,000. We currently intend to use any such proceeds, if received, for general corporate purposes.

The Warrants contain a cashless exercise provision such that t any time after the 6 month anniversary of the Issuance Date, the Market Price of one Common Share is greater than the Exercise Price and the Warrant Shares are not registered under an effective non-stale registration statement of the Company, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise.

Our net tangible book value as of June 30, 2025 was approximately $11,436, or $0.0003 per share of common stock. After giving effect solely to the assumed receipt of $2,625,000 in gross proceeds from the cash exercise of these warrants and after deducting estimated offering expenses, our pro forma as adjusted net tangible book value as of that date would have been approximately $2,636,436, or $0.01 per share. This represents an increase in net tangible book value of approximately $0.01 per share to our existing stockholders and a corresponding dilution of approximately $0.52 per share to investors who acquire shares upon exercise of the warrants.

There can be no assurance that any of the warrants will be exercised for cash, and if they are not, we will not receive any proceeds from such exercises and our net tangible book value will remain unchanged.

Because all of the shares being offered hereby are being sold by the selling stockholders, we will not receive any proceeds from the sale of shares in this offering. Accordingly, there will be no change to our net tangible book value as a result of the offering.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders identified in the table below are those issuable to the Selling Stockholders upon conversion of the Notes and exercise of Warrants. For additional information regarding the issuance of such securities, see “Private Placement of Securities” above. We are registering the shares of Common Stock to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Notes and Warrants issued pursuant to the Purchase Agreement, the Selling Stockholders have not had any material relationship with us within the past three (3) years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on their respective ownership of Common Stock and Notes, as of October 20, 2025, assuming conversion of the Notes and exercise of the Warrants held by each such Selling Stockholder on that date but taking account of any limitations on conversion set forth therein.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders and does not take in account any limitations on conversion of the Notes and exercise of Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the securities, this prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issued or issuable pursuant to the securities. Because the conversion price of the Notes and exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the securities, a Selling Stockholder may not convert the Notes or exercise Warrants to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholders have voting and investment power. Because the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants is subject to adjustment and based on formulaic pricing provisions (including a VWAP-based conversion price, a fixed maximum conversion price, and a floor price), the actual number of shares to be issued to the Selling Stockholders may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percent		Number	Percent
Square Gate Capital Master Fund, LLC - Series 2[1]	0	0%	188,592,253	0	0
Turnpoint Capital LLC[2]	0	0%	37,718,451	0	0

1 Based upon information provided by Square Gate Capital Master Fund, LLC - Series 2, Square Gate Capital Management, LP, the manager of Square Gate Capital Master Fund, LLC - Series 2, is deemed to be the beneficial owner of the Notes at an aggregate principal amount of $3,125,000 convertible into up to 171,092,253 shares of Common Stock, and Warrants to purchase up to 17,500,000 shares of Common Stock. Christopher Perugini and Elie Himmelfarb share voting and dispositive power over Square Gate Capital Management, LP and therefore share voting and dispositive power over the shares being offered under this prospectus. Square Gate Capital Master Fund, LLC - Series 2 has a limitation on the amount of its beneficial ownership in the Purchase Agreement with the Company pursuant to which Square Gate Capital Master Fund, LLC - Series 2 will not exercise its Notes or Warrants if, following such exercise, Square Gate Capital Master Fund, LLC - Series 2 would own more than 4.99% (or 9.99% upon 61 days’ notice) of the Company’s issued and outstanding shares of Common Stock. The address of Square Gate Capital Master Fund, LLC - Series 2 is 40 Wall Street, Floor 28, Suite 2728, New York, NY 10005.

2 Based on information provided by Turnpoint Capital, LLC (“Turnpoint Capital”), Turnpoint Capital, LLC is deemed to be the beneficial owner of the Notes in an aggregate principal amount of $625,000, convertible into up to 34,218,451 shares of Common Stock, and Warrants to purchase up to 3,500,000 shares of Common Stock. Daniel Schmidt has voting and dispositive power over Turnpoint Capital, LLC and therefore has voting and dispositive power over the shares being offered under this prospectus.

Pursuant to the terms of the Purchase Agreement between the Company and Turnpoint Capital, Turnpoint Capital may not exercise its Notes or Warrants to the extent that, after giving effect to such exercise, it would beneficially own more than 4.99% (or 9.99% upon 61 days’ prior notice) of the Company’s outstanding shares of Common Stock. The address of Turnpoint Capital, LLC is 16 Banksville Road, Armonk, New York, 10504.

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PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholders, The shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents, principals, or both, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The term “Selling Stockholders” includes donees, pledgees, transferees, or other successors in interest selling securities received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution, or other transfer. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Each Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Selling Stockholders may engage one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholders have informed us that each such broker-dealer may receive commissions from the Selling Stockholders and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholders may be less than or in excess of customary commissions. Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholders.

We know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

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We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholders, including the names of any brokers, dealers, underwriters, or agents participating in the distribution of such shares by the Selling Stockholders, any compensation paid by the Selling Stockholders to any such brokers, dealers, underwriters or agents, and any other required information.

To the extent that any indemnification obligations may apply pursuant to applicable law or any future agreements, we may be required to indemnify the Selling Stockholders against certain liabilities, including those arising under the Securities Act.

We estimate that the total expenses for the offering will be approximately $150,000.

Pursuant to the Purchase Agreement, the Selling Stockholders have represented that for so long as they hold any Notes, Warrants, or other securities convertible into or exercisable for shares of Common Stock of the Company, neither of the Selling Stockholders nor any of its Affiliates shall, at any time, maintain a net short position (whether through direct short sales, synthetic positions using derivatives, or otherwise) in excess of 4.99% of the Company’s aggregate outstanding shares of Common Stock, as calculated on a fully diluted basis. For the purposes of this representation, “net short position” means the excess of the number of shares of Common Stock that a Selling Stockholder and its Affiliates have sold short over the number of shares they beneficially own and may convert or exercise, as determined in accordance with Regulation SHO under the Exchange Act and the Listing Rules of the Nasdaq Capital Market.

We have advised the Selling Stockholders that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholders.

Our Common Stock is listed on Nasdaq under the symbol “PRPH.” On October 20, 2025, the closing price of our Common Stock was $0.529 per share.

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DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of the capital stock and Common Stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the capital stock and Common Stock, you should refer to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Bylaws, as amended (the “Bylaws”), and applicable provisions of Delaware law. Our Certificate of Incorporation, Certificate of Amendment, and Bylaws are incorporated by reference herein. We encourage you to read those documents carefully.

ProPhase Labs, Inc. (the “Company”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), common stock, par value $0.0005 per share (the “Common Stock”). The Common Stock trades on The Nasdaq Capital Market under the trading symbol “PRPH.”

Amendment to Certificate of Incorporation

On September 9, 2025, at a duly called special meeting of stockholders, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 1,000,000,000 (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on September 15, 2025 and became effective as of September 15, 2025. The form of the Certificate of Amendment was previously filed as Exhibit 6 to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 15, 2025, and is incorporated herein by reference

Authorized Capital Stock

The Company’s authorized capital stock consists of 1,001,000,000 shares, all with a par value of $0.0005 per share, 1,000,000,000 of which are designated as Common Stock and 1,000,000 of which are designated as preferred stock.

General

As of October 20, 2025, we had 41,541,205 shares of our common stock outstanding and zero shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of our Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, without further vote or action by the stockholders. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

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Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law and the Certificate and Bylaws, could discourage or make it more difficult to accomplish a proxy contest or other change in the Company’s management or the acquisition of control by a holder of a substantial amount of the Company’s voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in the Company’s best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in the Company’s management.

Delaware Statutory Business Combinations Provision. The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Blank-Check Preferred Stock. The Company’s board of directors is authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that the board of directors does not approve.

Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time only by the Chairman of the board of directors or the board of directors, subject to the rights of the holders of any series of preferred stock then outstanding.

No Written Consent of Stockholders. The Bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to the Company’s Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting.

Election and Removal of Directors. Except as may otherwise be provided by the DGCL, any director or the entire board of directors may be removed, with or without cause, at an annual meeting or a special meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies on the board of directors resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of our directors. The Certificate and Bylaws do not provide for cumulative voting in the election of directors.

Exclusive Jurisdiction. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.”

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Indemnification

Our Certificate Of Incorporation and Bylaws provide that we shall indemnify, to the fullest extent permitted by the DGCL, as the same may be amended or supplemented from time to time, any and all of our past, present and future directors and officers, and any other persons to which the DGCL permits us provide indemnification, from and against any and all costs, expenses (including attorneys’ fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as our director, officer, employee or agent, including service with respect to an employee benefit plan. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company LLC. The transfer agent’s address is 28 Liberty Street, Floor 53, New York, NY 10005. Its telephone number is (718) 921-8209.

Listing on the Nasdaq Capital Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PRPH”.

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LEGAL MATTERS

The validity of the securities being offered hereby and other legal matters related to this offering will be passed upon by Kamps Legal, P.C., Irvine, California.

EXPERTS

The consolidated balance sheets of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2023, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for each of the years then ended have been audited by Morison Cogen LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports express an unqualified opinion on the financial statements.

The consolidated financial statements of ProPhase Labs, Inc. and its Subsidiaries as of and for the year ended December 31, 2023, were audited by Morison Cogen LLP, an independent registered public accounting firm. Morison Cogen LLP has ceased operations and, as a result, is not available to provide its consent to the inclusion or incorporation by reference of its report in this registration statement. If it is impracticable to obtain the required consent because the expert is deceased or has ceased to exist or cannot be located, the requirement shall be deemed satisfied if the registrant states the reason for the absence of the consent. Under these circumstances, we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act of 1933.

The consolidated balance sheets of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2024, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for each of the years then ended have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports express an unqualified opinion on the financial statements.

Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at http://www.prophaselabs.com.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus except as stated herein.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (except in each case the information contained in such document to the extent “furnished” and not “filed”) that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025 filed with the SEC on May 20, 2025, and August 13, 2025, respectively;

●	Our Definitive Proxy Statements Schedule 14A, filed with the SEC on June 23, 2025, and August 15, 2025;

●	Our Preliminary Proxy Statement on Schedule 14A, filed with the SEC on October 21, 2025; and

●

Our Current Reports on Form 8-K filed with the SEC on January 23, 2025, January 30, 2025, February 13, 2025, February 21, 2025, March 31, 2025, May 20, 2025, June 25, 2025, June 26, 2025, June 26, 2025, June 27, 2025, July 1, 2025, July 21, 2025, July 23, 2025, July 25, 2025, July 28, 2025, July 29, 2025, August 6, 2025, August 13, 2025, August 19, 2025, August 28, 2025, September 15, 2025, and September 18, 2025, and October 15, 2025 .

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

ProPhase Labs, Inc.

626 RXR Plaza, 6th Floor

Uniondale, NY 11556

Attn: Corporate Secretary

Phone: (516) 989-0763

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website: www.prophaselabs.com

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ProPhase Labs, Inc.

UP TO 226,310,704 SHARES OF COMMON STOCK

PROSPECTUS

October 20, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$
Accounting fees and expenses		15,000
Legal fees and expenses		100,000
Selling Stockholders Documentation Fee		10,000
Miscellaneous expenses		—
Total		$125,000

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director, officer, employee or agent of the corporation, or person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought against such person, if such person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the person in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Company’s certificate of incorporation and amended and restated bylaws provide that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended or supplemented from time to time, any and all past, present and future directors and officers of the Company, and any other persons to which the Delaware General Corporation Law permits the Company to provide indemnification (“Indemnified Persons”), from and against any and all costs, expenses (including attorneys’ fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as a director, officer, employee or agent of the Company, including service with respect to an employee benefit plan.

The Company’s amended and restated bylaws provide that the right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise. Under the terms of the amended and restated bylaws, if the Company does not pay a proper claim for indemnification in full within 60 days after receiving a written claim for such indemnification, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the claimant may bring an action against the Company to recover the unpaid amount of the claim.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company’s certificate of incorporation eliminates the liability of a director to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to the Company or its stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; or

●	from any transaction from which the director derived an improper personal benefit.

The Company has also entered into substantially identical indemnity agreements with each member of the Board of Directors and certain executive officers. These agreements provide, among other things, that we will indemnify each director and Mr. Karkus in the event that they become a party or otherwise a participant in any action or proceeding on account of their service as a director or officer of the Company (or service for another corporation or entity in any capacity at the request of the Company) to the fullest extent permitted by applicable law. Under the indemnity agreement, we will pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by our directors or officers in defending or otherwise responding to such action or proceeding upon receipt of a written undertaking from the directors or officers to repay the amount advanced consistent with applicable law in the event that a court shall ultimately determine that he or she is not entitled to be indemnified for such expenses. The contractual rights to indemnification provided by the indemnity agreements are subject to the limitations and conditions specified in the agreements, and are in addition to any other rights each director and officer may have under our amended and restated bylaws, each as amended from time to time, and applicable law.

Directors and officers of the Company are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers. Under these policies, the insurer, on the Company’s behalf, may also pay amounts for which the Company has granted indemnification to the directors or officers.

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Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)	Class of Securities	Value of Securities issued ($/per share) at Issuance(1)	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed).	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?

6/22/2025	New	500,000	Common Stock Purchase Warrant (Unvested)	0.60	Yes	Ted Karkus (CEO & Chairman)	Loan Compensation	Restricted	4(a)(2) and Rule 506

6/22/2025	New	500,000	Common Stock Purchase Warrant (Unvested)	0.60	Yes	Unaffiliated Investor	Loan Compensation	Restricted	4(a)(2) and Rule 506

8/15/2023	New	200,000	Common Stock	3,00	No	Warrant Holder	Warrant Exercise	Restricted	4(a)(2) and Regulation D

9/10/2023	New	200,000	Common Stock	3,00	No	Warrant Holder	Warrant Exercise	Restricted	4(a)(2) and Regulation D

9/10/2022	New	800,000	Common Stock	3,00	No	Note Holeder	Note Exercise	Restricted	4(a)(2) and Regulation D

4/6/2023	New	250,000	Common Stock Purchase Warrant	9,00.	Yes	Vencap Consulting LLC	Services	Restricted	4(a)(2) and Regulation D

1/26/2023	New	76,000	Common Stock Purchase Warrant	9,00.	Yes	JXVII Trust	Loan Consideration	Restricted	4(a)(2)

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Item 16. Exhibits and Financial Statement Schedules

(a) The exhibits set forth below have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

Exhibit No.	Description

1.1	Underwriting Agreement dated November 7, 2024 between ProPhase Labs, Inc. and ThinkEquity LLC (incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001493152-24-044891) filed on November 13, 2024).

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001144204-15-038044) filed on June 19, 2015).

3.2	Amended and Restated Bylaws of the Company (as of September 14, 2025) (incorporated by reference to Exhibit 3.2 on Form 8-K (File No. 000-21617; Accession No. 0001493152-25-013415) filed on September 15, 2025).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form 10-KSB/A (File No. 000-21617) filed on April 4, 1997).

4.2	Description of Common Stock (incorporated by reference to Exhibit 4.3 of the Annual Report on Form 10-K (File No. 000-21617; Accession No. 0001493152-20-004807) filed on March 26, 2020).

10.1	Securities Purchase Agreement, dated July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001641172-25-021109) filed by the Company on July 28, 2025).

10.2	Form of 20% OID Senior Secured Convertible Note (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001641172-25-021109) filed by the Company on July 28, 2025).

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10.3	Form of Common Stock Purchase Warrant (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K) (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001641172-25-021109) filed by the Company on July 28, 2025).

10.4	Registration Rights Agreement, dated July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001641172-25-021109) filed by the Company on July 28, 2025).

10.5	Security Agreement, dated July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K) (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001641172-25-021109) filed by the Company on July 28, 2025).

10.6	Transfer Agent Reservation Letter, dated July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K) (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 000-21617; Accession No. 0001641172-25-021109) filed by the Company on July 28, 2025).

21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on March 29, 2024).

23.1	Consent of Fruci & Associates II, PLLC

23.2	Consent of Morrison Cogen LLP (Omitted pursuant to Rule 437a under the Securities Act of 1933, as amended, because Morrison Cogen has ceased operations and is no longer available to provide consent)

24.1	Power of Attorney (included on the signature page).

97.1†	Compensation Recovery Policy (incorporated by reference to Exhibit 97.1 of the Annual Report on Form 10-K (File No. 000-21617; Accession No. 0000868278-24-000004) filed on March 29, 2024).

107^	Filing Fee Table.

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Previously filed
**	Previously furnished
^	Filed herewith
†	Includes management contracts and compensation plans and arrangements

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ms. Julie E. Kamps, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ted Karkus	Chief Executive Officer and Chairman of the Board
Ted Karkus		October 21, 2025

/s/ Louis Gleckel, M.D.	Director
Louis Gleckel, M.D.		October 21, 2025

/s/ Warren Hirsch	Director
Warren Hirsch		October 21, 2025

/s/ Carolina Abenante, Esq.	Director
Carolina Abenante, Esq.		October 21, 2025

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